UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2015 (May 6, 2015)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for matters submitted to the company’s shareholders for consideration at the Annual Meeting held on May 6, 2015, are set forth below.

In an uncontested election, each of the following nominees was elected to the Board of Directors according to the following votes:

	For	Against	Abstain	Broker Non- Votes
Mary T. Barra	276,509,429	1,761,818	484,000	21,743,943

Nicholas D. Chabraja	276,361,922	1,936,797	456,384	21,743,943

James S. Crown	272,543,311	5,720,083	491,853	21,743,943

Rudy F. deLeon	272,859,915	2,366,364	528,968	21,743,943

William P. Fricks	275,404,653	2,844,638	505,956	21,743,943

John M. Keane	274,993,227	3,254,263	507,757	21,743,943

Lester L. Lyles	275,066,415	3,204,248	484,584	21,743,943

James N. Mattis	277,076,749	1,168,989	509,509	21,743,943

Phebe N. Novakovic	273,845,517	3,539,724	1,370,006	21,743,943

William A. Osborn	275,521,885	2,716,363	516,999	21,743,943

Laura J. Schumacher	275,587,837	2,656,767	510,603	21,743,943

The results of voting on Proposals 2 through 4 (as numbered in the company’s 2015 Proxy Statement) were as follows:

Proposal 2. Shareholders approved the selection of KPMG LLP as the company’s independent auditors for 2015.

	For	Against	Abstain	Broker Non- Votes
Approval of KPMG as Independent Auditors	297,843,556	2,160,525	495,109	—

Proposal 3. Shareholders approved, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2015 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

	For	Against	Abstain	Broker Non- Votes
Advisory Vote to approve Executive Compensation	249,807,196	27,982,375	965,676	21,743,943

Proposal 4. Shareholders rejected a shareholder proposal requesting that the board adopt a policy that the chairman of the board be an independent director.

	For	Against	Abstain	Broker Non- Votes
Shareholder Proposal with regard to an Independent Board Chair	38,895,478	239,241,065	618,704	21,743,943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos Senior Vice President and General Counsel (Authorized Officer)

Dated: May 7, 2015